                                                          EXHIBIT 99.8(K)(XIII)

                  AMENDMENT NO. 10 TO PARTICIPATION AGREEMENT

   The Participation Agreement made and entered into as of the 28/th/ day of March 2002 by and among MFS Variable Insurance Trust ("Trust"), MFS Variable Insurance Trust II (via Joinder Agreement dated May 1, 2011) ("Trust II"), MFS Variable Insurance Trust III ("Trust III"), Minnesota Life Insurance Company ("Company"), and MFS Fund Distributors, Inc. ("MFD"), as amended (the "Participation Agreement"), is hereby amended as follows effective May 1st, 2015:

   WHEREAS, the parties desire to correct a scrivener's error set forth in Amendment No. 9 to the Participation Agreement.

   NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trusts and MFD hereby agree as follows:

   1. Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

   Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect and unamended.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative:

MINNESOTA LIFE INSURANCE COMPANY                    MFS FUND DISTRIBUTORS, INC.
By its authorized officer and not individually,

By:     /s/ Paul Hirschboeck                        By:     /s/ James A. Jessee
        -----------------------                             --------------------
Name:   Paul Hirschboeck                            Name:   James A. Jessee
Title:  Second VP and Actuary                       Title:  President

MFS VARIABLE INSURANCE TRUST
MFS VARIABLE INSURANCE TRUST II
MFS VARIABLE INSURANCE TRUST III

By:     /s/ Ethan D. Corey
        ---------------------
Name:   Ethan D. Corey
Title:  Assistant Secretary

                                  SCHEDULE A

                      ACCOUNTS, POLICIES, AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT

                                  MAY 1, 2015

                                                                                       TRUST I    TRUST II    TRUST III
                                                                             SHARE   PORTFOLIOS  PORTFOLIOS  PORTFOLIOS
                                                                            CLASSES  APPLICABLE  APPLICABLE  APPLICABLE
NAME OF SEPARATE ACCOUNT              POLICIES FUNDED BY SEPARATE ACCOUNT  AVAILABLE TO POLICIES TO POLICIES TO POLICIES
------------------------              ------------------------------------ --------- ----------- ----------- -----------
Variable Annuity Account              MultiOption Achiever
                                      MultiOption Classic                   Initial
                                      MultiOption Advisor                  Class and  See below   See below   See below
                                      MultiOption Legend                    Service
                                      MultiOption Extra                      Class
                                      MultiOption Guide

Minnesota Life Variable Life Account  Variable Adjustable Life
                                      Variable Adjustable Life -            Initial
                                      Second Death                         Class and  See below   See below   See below
                                      Variable Adjustable Life - Horizon    Service
                                      Variable Adjustable Life Summit        Class
                                      Variable Adjustable Life Survivor

Minnesota Life Variable Universal     Variable Group Universal Life
Life Account                                                                Initial
                                                                           Class and  See below   See below   See below
                                                                            Service
                                                                             Class

Minnesota Life Individual Variable    Accumulator Variable Universal Life   Initial
Universal Life Account                Minnesota Life                       Class and  See below   See below   See below
                                      Premier VUL                           Service
                                      VUL Defender                           Class

   Portfolios Available to Policies:

     VIT I                     VIT II
     -----                     ------
     MFS Core Equity Series    MFS Blended Research Core Equity Portfolio
     MFS Global Equity Series  MFS Bond Portfolio

MFS Growth Series                                MFS Core Equity Portfolio
MFS Investors Growth Stock Series                MFS Emerging Markets Equity Portfolio
MFS Investors Trust Series                       MFS Global Governments Portfolio
MFS Mid Cap Growth Series                        MFS Global Growth Portfolio
MFS New Discovery Series                         MFS Global Research Portfolio
MFS Research Bond Series                         MFS Global Tactical Allocation Portfolio
MFS Research International Series                MFS Government Securities Portfolio
MFS Research Series                              MFS High Yield Portfolio
MFS Total Return Series                          MFS International Growth Portfolio
MFS Utilities Series                             MFS International Value Portfolio
MFS Value Series                                 MFS Massachusetts Investors Growth Stock Portfolio
                                                 MFS Money Market Portfolio
                                                 MFS Research International Portfolio
                                                 MFS Strategic Income Portfolio
                                                 MFS Technology Portfolio

VIT III
-------
                                                 MFS Inflation-Adjusted Bond Portfolio
MFS Blended Research Small Cap Equity Portfolio  MFS Limited Maturity Portfolio
MFS Conservative Allocation Portfolio            MFS Mid Cap Value Portfolio
MFS Global Real Estate Portfolio                 MFS Moderate Allocation Portfolio
MFS Growth Allocation Portfolio                  MFS New Discovery Value Portfolio

   and any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Amendment.

                                      3